UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2005, Whittier Energy Corporation (the “Company”) filed an Amendment to Certificate of Designation After Issuance of Class or Series (the “Amendment”) with the Nevada Secretary of State.  The Amendment provides that the outstanding shares of the Company’s Series A 8% Automatically Convertible Preferred Stock (“Series A Preferred Stock”) will convert into shares of common stock on the same day that the Company’s other outstanding shares of common stock are first quoted on the NASDAQ National Market.  The Amendment, which is effective as of November 1, 2005, was adopted by the Company’s Board of Directors and approved by holders of a majority of the outstanding shares of Series A Preferred Stock. A copy of the Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Designation After Issuance of Class or Series, as filed with the Nevada Secretary of State on November 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: November 1, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Certificate of Designation After Issuance of Class or Series, as filed with the Nevada Secretary of State on November 1, 2005.